UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

10 Forge Parkway
Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 1, 2009, Echo Therapeutics, Inc. (the “Company”) entered into a strategic short term financing arrangement with Platinum Montaur Life Sciences, LLC, one of the Company’s largest institutional investors (“Platinum”). In connection with the strategic financing arrangement, the Company issued to Platinum a 10% Senior Secured Promissory Note (the “Senior Note”) in the principal amount of $1,990,000. The outstanding principal of the Note will accrete in value at an annual rate of 10%, compounded monthly, and is due on June 29, 2009. The Company has the right to repay the principal amount of the Senior Note in cash, in whole or in part, prior to maturity upon two business days’ notice without premium or penalty. The Senior Note contains standard terms and conditions for this type of agreement. The Company and Platinum intend to exchange the Senior Note for an equity instrument prior to its maturity date.
     The Company used the net proceeds of the Senior Note to pay the Original Issue Discount Senior Secured Notes issued to Imperium Master Fund, Ltd. and discussed in Items 1.02 and 8.01 below.
     The foregoing description of the Senior Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Senior Note, which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
Item 8.01. Other Events.
     On June 2, 2009, the Company paid each of the following four Original Issue Discount Senior Secured Notes (collectively, the “Notes”) issued by the Company to Imperium Master Fund, Ltd. (“Imperium”) pursuant to a Securities Purchase and Loan Agreement between the Company and Imperium dated as of March 24, 2008 (as amended, the “Loan Agreement”): Note 1 was issued on March 24, 2008 with a maturity date of March 24, 2009, which maturity date was subsequently extended to May 31, 2009 (“Note 1”); Note 2 was issued on April 24, 2008 with a maturity date of April 24, 2009, which maturity date was subsequently extended to May 31, 2009 (“Note 2”); Note 3 was issued on June 2, 2008 with a maturity date of June 2, 2009; and Note 4 was issued on June 24, 2008 with a maturity date of June 24, 2009 (“Note 4” and collectively with Note 1, Note 2 and Note 3, the “Notes”). The maturity date of Note 1 and Note 2, May 31, 2009, fell on a Sunday. The terms of Note 1 and Note 2 provide for a two business day grace period following the maturity date (that is, through close of business on June 2, 2009) during which the Company may pay the outstanding balance of Note 1 and Note 2. During regular business hours on June 2, 2009, the Company paid Note 1, Note 2 and Note 3 in full. In addition, on June 2, 2009, during regular business hours, the Company paid Note 4 prior to its maturity date, for an aggregate payment to Imperium on June 2, 2009 of $2,248,244.51 under the Notes, which payoff amount includes a 2% prepayment fee of $11,047.13 with respect to Note 4.
     The terms of the Loan Agreement and the Notes, as amended, are further described in the Company’s current report on Form 8-K dated March 24, 2008 and filed with the Securities and Exchange Commission on March 26, 2008, the Company’s current report on Form 8-K dated April 24, 2008 and filed with the Securities and Exchange Commission on April 28, 2008, the Company’s current report on Form 8-K dated June 2, 2008 and filed with the Securities and Exchange Commission on June 3, 2008, the Company’s current report on Form 8-K dated June 24, 2008 and filed with the Securities and Exchange Commission on June 25, 2008, the Company’s current report on Form 8-K dated March 23, 2009 and filed with the Securities and Exchange Commission on March 23, 2009 and the Company’s current report on Form 8-K dated April 23, 2009 and filed with the Securities and Exchange Commission on April 24, 2009.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On June 1, 2009, the Company notified Imperium of its intent to pay off the Notes and requested wire instructions so that it could wire a payment to Imperium. Imperium did not respond to the Company’s request for wire instructions. Subsequent to this notification, the Company received from Imperium a notice of default (the “Notice”) on June 1, 2009 alleging a breach of the Company’s obligations under Note 1 and Note 2 and demanding immediate payment of the Notes at the default premium rate of 110% of the sum of all principal and interest due under the Notes. On June 2, 2009, the Company sent to Imperium a letter disputing any alleged event of default under Note 1 and Note 2 and requested that Imperium withdraw the Notice.
     The Company does not believe that it is or was in default under the Notes. The maturity date of Note 1 and Note 2 was on Sunday, May 31, 2009. Imperium did not respond to the Company’s request to provide wire instructions for a payment on Monday, June 1, 2009. The Company paid Note 1 and Note 2 during regular business hours on June 2, 2009, which was within the two business day grace period for payment set forth in each of Note 1 and Note 2. The Company paid Note 3 during regular business hours on its maturity date of June 2, 2009 and it paid Note 4, including the prepayment penalty required by the terms of Note 4, prior to its maturity date. The Company paid to Imperium a total of $2,248,244.51 with respect to the Notes on June 2, 2009.

EXHIBIT INDEX

Exhibit No.	Description

10.1	10% Senior Secured Promissory Note issued by the Company to Platinum on June 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.

Dated: June 5, 2009

	By:	/s/ Harry G. Mitchell

Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer